Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of OnScreen Technologies, Inc. (the "Company"), on Form 10-QSB of the quarter ended June 30, 2007, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

OnScreen Technologies, Inc.
Dated this 14th day of August 2007
	By:	/s/ Cynthia M. Wilson
Cynthia M. Wilson Interim Chief Financial Officer